Express Scripts Canadian Subsidiary Closes on CAPSS Acquisition

               ESI CANADA GAINS SIGNIFICANT MARKET SHARE IN QUEBEC


     ST.  LOUIS,  MO,  MARCH 2, 2001 -- ESI  Canada,  a  subsidiary  of  Express
Scripts, Inc. (NASD: ESRX), has completed the acquisition of Centre d'autorisation et de paiement des services de sante (CAPSS) Inc. The transaction brings together the second and third largest Canadian health benefit management companies. The purchase price was $25 million (CAD), or approximately $16.5 million (US).

     ESI Canada gains an additional 1.5 million members and its first Quebec operation. There are plans to open a call center in Montreal to service CAPSS' Quebec customers, and ESI Canada has stated its intent to continue the superior service enjoyed by plan members, unions, associations and employers under CAPSS.

     CAPSS, based in Montreal, Quebec, was owned by six shareholders, including five major insurance carriers: Desjardins-Laurentian Life Assurance Inc., La Survivance, SSQ Vie, La Capitale Assurances MFQ Inc., and Industrielle-Alliance. Since 1998, CAPSS has been using ESI Canada services to process prescription drug claims outside Quebec.

     "Growing by acquisition and expanding service offerings are key components of ESI Canada's strategic plan," said Jean Joubert, president of ESI Canada and vice president for international operations, Express Scripts. "The CAPSS purchase will deliver strong customer value by expanding the company's pharmacy benefit management business."

     "The CAPSS shareholders are very pleased with the closing of this transaction," noted Camille Fortier, executive senior vice president of the Desjardins Network in the Desjardins-Laurentian Life Assurance Company, the majority shareholder of CAPSS. "ESI Canada has already developed a partnership with Quebec insurers. The company has a great understanding of how to respond to our needs and the needs of plan members."

     Setting the pace in the Canadian pharmacy benefit market with world class technology and innovative products, ESI Canada has experienced major growth in membership and claims volume over the past five years. ESI Canada acts as an intermediary among insurance companies, third-party administrators, pharmaceutical companies, pharmacies, physicians and patients, and provides a total health benefit management solution to its clients.

     Express Scripts, a Fortune 500 and Forbes Platinum 400 company, is one of the largest independent pharmacy benefit managers in North America, providing pharmacy services and pharmacy benefit plan design consultation for more than 10,000 clients and covering 43.5 million lives. Through facilities in seven states and Canada, the company serves thousands of client groups, including managed-care organizations, insurance carriers, third-party administrators, employers and union-sponsored benefit plans.

     Express Scripts provides integrated PBM services, including network pharmacy claims processing, mail pharmacy services, benefit design consultation, drug utilization review, formulary management, disease management, medical and drug-data analysis services, medical information management services and informed-decision counseling. The company also provides non-PBM services, including infusion therapy services and distribution services for specialty pharmaceuticals. Express Scripts is headquartered in St. Louis, Missouri. More information can be found at http://www.express-scripts.com, which includes expanded investor information and resources.

SAFE HARBOR STATEMENT

     This press release contains forward-looking statements, including, but not limited to, statements related to the company's plans, objectives, expectations (financial and otherwise) or intentions. Actual results may differ significantly from those projected or suggested in any forward-looking statements. Factors that may impact these forward-looking statements include but are not limited to:
(i) risks associated with our ability to maintain internal growth rates, or to control operating or capital costs; (ii) continued pressure on margins resulting from client demands for enhanced service offerings and higher service levels;
(iii) competition, including price competition, and our ability to consummate contract negotiations with prospective clients; (iv) adverse results in regulatory matters, the adoption of new legislation or regulations (including increased costs associated with compliance with new laws and regulations, such as privacy regulations under the Health Insurance Portability and Accountability Act (HIPAA)), more aggressive enforcement of existing legislation or regulations, or a change in the interpretation of existing legislation or regulations; (v) the possible termination of contracts with key clients or providers; (vi) the possible loss of relationships with pharmaceutical manufacturers, or changes in pricing, discount or other practices of pharmaceutical manufacturers; (vii) adverse results in litigation; (viii) risks associated with our leverage and debt service obligations; (ix) risks associated with our ability to continue to develop new products, services and delivery channels; (x) developments in the health care industry, including the impact of increases in health care costs, changes in drug utilization and cost patterns and introductions of new drugs; (xi) competition from new competitors offering services that may in whole or in part replace services that the company now provides to its customers; and (xii) other risks described from time to time in our filings with the SEC. The company does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.